UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2026

Arcadia Biosciences, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37383	81-0571538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5956 Sherry Lane Suite 2000
Dallas, Texas		75225
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 214 974-8921

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	RKDA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 11, 2026, Arcadia Biosciences, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with an institutional accredited investor (the “Purchaser”) for the sale and issuance in a private placement (the “Private Placement”) of (i) pre-funded warrants (the "Pre-Funded Warrants") to purchase up to 3,883,496 shares (“Pre-Funded Warrant Shares”) of common stock of the Company (“Common Stock”), (ii) Series A-1 preferred investment options (the “Series A-1 Investment Options”) to purchase up to a total of 3,883,496 shares of Common Stock (“Series A-1 Option Shares”), and (iii) Series A-2 preferred investment options (the “Series A-2 Investment Options” and together with the Series A-1 Investment Options, the “Investment Options”) to purchase up to a total of 3,883,496 shares of Common Stock (“Series A-2 Option Shares” and together with the Series A-1 Option Shares and Pre-Funded Warrant Shares, the “Option Shares”), at a purchase price of $1.0299 per Pre-Funded Warrant and accompanying Investment Options. Gross proceeds from the sale of the Pre-Funded Warrants and Investment Options are expected to be approximately $4 million, before deducting offering costs and expenses. The closing of the sale of the Pre-Funded Warrants and Investment Options took place on June 12, 2026 (the "Closing Date").

Each Pre-Funded Warrant sold in the Private Placement is exercisable for one share of Common Stock at an exercise price of $0.0001 per share, is immediately exercisable, and will not expire until fully exercised. The Series A-1 Preferred Investment Options have an exercise price of $0.91 per share, will be exercisable on and after the Stockholder Approval Date (as defined below) and will expire five years after the Stockholder Approval Date. The Series A-2 Investment Options will be exercisable immediately upon issuance, will expire 24 months following the effective date of the registration statement described below, and have an exercise price of $0.91 per share. If no effective registration statement is available to register the Common Stock issuable upon the exercise of the Investment Options or Placement Agent Investment Options, the holders may exercise by means of a “cashless exercise” procedure, and the Pre-Funded Warrants may also be exercised by means of a cashless exercise procedure.

Under the terms of the Pre-Funded Warrants, Investment Options and Placement Agent Investment Options, a holder (together with its affiliates) may not exercise any portion of the Pre-Funded Warrant, Investment Option or Placement Agent Investment Option (as applicable) to the extent that the holder would beneficially own more than 4.99% (or 9.99% at the election of the holder) of the outstanding Common Stock immediately after exercise, which percentage may be changed at the holder’s election to a lower percentage at any time or to a higher percentage not to exceed 9.99%, provided that any such increase shall be effective upon 61 days’ prior notice to the Company. In addition, in certain circumstances, upon a fundamental transaction (as defined in the Pre-Funded Warrant or Investment Options), a holder of Pre‑Funded Warrants or Investment Options will be entitled to receive, upon exercise of the Pre-Funded Warrants or Investment Option, the kind and amount of securities, cash or other property that such holder would have received had they exercised the Pre-Funded Warrants or Investment Option immediately prior to the fundamental transaction. The Investment Options and Placement Agent Options also provide that, in the event of certain kinds of fundamental transactions, including, among other things, certain kinds of mergers or consolidations, sale of all or substantially all of our assets or certain stock sale transactions, then in certain circumstances the holder of such Investment Options or Placement Agent Options has the option, by delivering a notice within 30 days after the closing of such fundamental transaction, to require us to pay to such holders an amount of cash equal to the Black-Scholes value of the Investment Option or Placement Agent Option, calculated as provided therein.

With respect to the Series A-1 Investment Options, the Purchase Agreement requires the Company to hold an annual or special meeting of stockholders on or prior to the date that is 90 days after the Closing Date for the purpose of obtaining such approvals as may be required by the applicable rules and regulations of the Nasdaq Stock Market LLC (or any successor entity) from the stockholders of the Company with respect to the issuance of all the Series A-1 Investment Options and the Series A-1 Option Shares upon the exercise of the Series A-1 Investment Options (“Stockholder Approval” and the date on which Stockholder Approval is received and deemed effective under Delaware law, the “Stockholder Approval Date”), with the recommendation of the Board of Directors of the Company that such proposals are approved, and provides that the Company will solicit proxies from its stockholders in connection therewith in the same manner as all other management proposals in such proxy statement, and that all management appointed proxyholders will vote their proxies in favor of such proposals. If the Company does not obtain Stockholder Approval at the first meeting, the Company is required to call a meeting every 90 days thereafter to seek Stockholder Approval until the earlier of the date on which Stockholder Approval is obtained or the Investment Options are no longer outstanding.

The Purchase Agreement contains representations and warranties of the Company and the Purchaser and covenants that the Company believes are typical for transactions of this type. Pursuant to the terms of the Purchase Agreement, the Company has agreed to certain restrictions on the issuance and sale of its Common Stock or Common Stock equivalents, or the filing of any registration statement, during the 60-day period following the date on which the Resale Registration Statement (as defined below) covering the resale of all Pre-Funded Warrant Shares and Option Shares has been declared effective, subject to certain customary exceptions. The Company also agreed, for a period of one year after the effective date of the Resale Registration Statement, not to effect or enter into an agreement to effect a "Variable Rate Transaction" as defined in the Purchase Agreement, subject to an exception. In addition, the Purchase Agreement contains customary conditions precedent to the Purchaser’s obligation to purchase the Pre-Funded Warrants and Investment Options. The Purchase Agreement obligates the Company to indemnify the Investors and various related parties for certain losses, including those resulting from (i) any breach of any representations, warranties, covenants or agreements made by the Company in the Purchase Agreement or any other Transaction Documents (as defined in the Purchase Agreement), and (ii) certain claims by certain third parties with respect to any of the transactions contemplated by the Transaction Documents. The Purchase

Agreement contains representations and warranties that the parties made to, and were solely for the benefit of, the other signatories to the Purchase Agreement in the context of all of the terms and conditions thereof and in the context of the specific relationship between the parties to the Purchase Agreement. The provisions of the Purchase Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the party signatories thereto and are not intended for investors and the public to obtain factual information about the current state of affairs of the parties to the Purchase Agreement.

Also on January 11, 2026, and in connection with the Private Placement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Purchaser. Pursuant to the Registration Rights Agreement, the Company agreed to prepare and file a registration statement (the “Resale Registration Statement”) with the SEC within 15 days after the date of the Registration Rights Agreement for purposes of registering the resale of the Option Shares. The Company also agreed to use its best efforts to cause this registration statement to be declared effective by the SEC within 45 days after the date of the Registration Statement (or 75 days in the event of a “full review” of the registration statement by the SEC). If the Company fails to meet the specified filing deadlines or keep the Resale Registration Statement effective, subject to certain permitted exceptions, the Company will be required to pay damages to the Purchaser. The Company also agreed, among other things, to indemnify the selling holder under the Resale Registration Statement from certain liabilities and to pay all fees and expenses incident to the Company’s performance of or compliance with the Registration Rights Agreement.

The Company previously engaged H.C. Wainwright & Co., LLC (“Wainwright”) to act as its exclusive placement agent in connection with the transactions described above. In consideration for its services, the Company paid Wainwright a cash fee equal to 7.0% of the aggregate gross proceeds received from the issuance of the Pre-Funded Warrants and Investment Options in the Private Placement. In addition, the Company paid Wainwright a management fee equal to 1.0% of the aggregate gross proceeds raised in the Private Placement and reimbursed Wainwright up to $50,000 for legal expenses and $25,000 for non-accountable expenses. The Engagement Letter includes indemnity and other customary provisions for transactions of this nature.

The Company also issued to Wainwright or its designees placement agent unregistered preferred investment options (the “Placement Agent Options”) to up to an aggregate of 271,845 shares of Common Stock ("Placement Agent Option Shares") at an exercise price of $1.2875 per share. The Placement Agent Options are exercisable immediately upon issuance and will expire on the fifth anniversary of the effective date of the Resale Registration Statement.

The foregoing description of the Purchase Agreement, the Pre-Funded Warrants, the Investment Options, the Registration Rights Agreement, and the Placement Agent Investment Options is not complete and is qualified in its entirety by references to the forms of such documents, copies of which are filed as exhibits to this report and are incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosures in Item 1.01 of this Form 8-K are incorporated by reference into this Item 3.02 in their entirety. The Pre-Funded Warrants, Investment Options, Option Shares, Placement Agent Investment Options and Placement Agent Option Shares described in Item 1.01 above were not registered under the Securities Act of 1933, as amended (the “Securities Act”) and were offered in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) promulgated thereunder, as transactions not involving a public offering and in reliance on similar exemptions under applicable state laws. Each investor represented, among other matters, that it was an accredited investor as defined in Regulation D promulgated under the Securities Act, and that the investor was purchasing the Securities for investment and not for resale.

Item 7.01 Regulation FD Disclosure.

On January 11, 2026, the Company issued a press release disclosing the Private Placement transaction referenced above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The information furnished herein, including Exhibit 99.1 and 99.2, is not deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section. This information will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates them by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant
4.2	Form of Series A-1 Preferred Investment Option
4.3	Form of Series A-2 Preferred Investment Option

Exhibit No.	Description
4.4	Form of Placement Agent Preferred Investment Option
10.1	Form Securities Purchase Agreement
10.2	Form of Registration Rights Agreement
99.1	Press release dated June 11, 2026
99.2	Press release dated June 12, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCADIA BIOSCIENCES, INC.

Date:	June 15, 2026	By:	/s/ THOMAS J. SCHAEFER
Thomas J. Schaefer, Chief Executive Officer